Exhibit 99.2

NEWS RELEASE
Contact:
Amy Pesante – Analysts/Investors
FTI Consulting
212-850-5758
alliancedata@fticonsulting.com

Tiffany Louder – Investor Relations
Alliance Data
214-494-3048
tiffany.louder@alliancedata.com

Alyson Lupo – Media
Alliance Data
214-494-3818
alyson.lupo@alliancedata.com

ALLIANCE DATA ANNOUNCES AGREEMENTS WITH PAYPAL

DALLAS, Aug. 6, 2013 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Retail Services business, which manages more than 120 branded credit programs, has come to multiple agreements with payments industry leader PayPal, an eBay Inc. (NASDAQ: EBAY) subsidiary.

Under a multi-year agreement with PayPal, Alliance Data will become an issuer for Bill Me Later® credit products and will maintain a partial interest in the receivables generated under the program. Bill Me Later is a PayPal service that lets you buy now and pay later once you’re approved and is a secure, instant, and reusable credit line that doesn’t require qualifying customers to keep another credit card in their wallets. Bill Me Later is offered as a payment option at thousands of online stores.

Additionally, Alliance Data and PayPal have agreed to collaborate to support PayPal's offline expansion, which is enabling PayPal to be accepted in more physical merchant locations across the U.S.  Alliance Data will work with PayPal to develop and pilot strategies that drive growth for both companies. Consumers who hold a branded private label credit card from Alliance Data’s partners that accept PayPal payments will be able to add their branded card through PayPal and continue to use it as their preferred method of payment for PayPal purchases made with those brands when shopping online, in-store or on a mobile device.  Alliance Data’s private label partners – which include many top-tier specialty retailers – will have the opportunity to begin adding their branded card programs into PayPal in early 2014.

"We’re excited to work with Alliance Data Retail Services, a leader in providing highly successful branded credit programs for numerous marquee retailers, and a company whose reputation for delivering excellence makes them a great choice,”  said Don Kingsborough, vice president, Retail Services at PayPal. “Offering our mutual retail clients the convenience and security of PayPal allows them to reinforce their relationships with consumers and will help them sell more.”

“PayPal is a recognized powerhouse in the payments world, widely known for its innovative products, services and visionary thinking, and we are thrilled to have the opportunity to work with them to bring smart credit solutions to their customers,” added Melisa Miller, president of Alliance Data Retail Services. “The relationship between PayPal and Alliance Data marks our strategic entry into a new ecosystem of customer transactions while continuing to drive business growth for our partners’ private label credit and loyalty programs.  We look forward to working with PayPal and exploring even more opportunities to collaborate in the future.”

About Alliance Data Retail Services
Alliance Data Retail Services is one of the nation’s leading providers of branded credit card programs, with over 120 marketing-driven private label, co-brand and commercial programs in partnership with many of North America’s best-known brands. The business delivers upon its Know More. Sell More.® commitment by leveraging customer insight to drive sales for its client partners. Leveraging deep-rooted retail industry expertise, transaction-based customer data, and advanced analytics, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to help its clients develop stronger, more profitable customer relationships. Alliance Data Retail Services is part of the Alliance Data family of companies. To learn more about Alliance Data Retail Services visit www.alliancedata.com.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our website, www.alliancedata.com, or follow us on Twitter via @AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.
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